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                                                            Exhibit 99 (a)(1)(E)

                             OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                           RAYTEL MEDICAL CORPORATION
                                       AT
                              $10.25 NET PER SHARE
                                       BY
                       SHL TELEMEDICINE ACQUISITION CORP.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                             SHL TELEMEDICINE LTD.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, MARCH 21, 2002, UNLESS THE OFFER IS EXTENDED.

                                                               February 22, 2002

    To Our Clients:

    Enclosed for your consideration is the Offer to Purchase dated February 22, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by SHL TeleMedicine Acquisition Corp., a Delaware corporation (the "Purchaser") and an indirect wholly-owned subsidiary of SHL TeleMedicine Ltd., an Israeli corporation ("SHL"), to purchase all the outstanding shares of common stock, par value $0.001 per share, of Raytel Medical Corporation, a Delaware corporation ("Raytel"), including the associated rights to purchase the Series A Preferred Stock of Raytel issued pursuant to the Rights Agreement, dated as of August 14, 1998, by and between the Raytel and BankBoston, N.A., as Rights Agent (together, the "Shares"), at a price of $10.25 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Also enclosed is the Letter to Stockholders of Raytel from the Chairman of the Board and Chief Executive Officer of Raytel accompanied by Raytel's Solicitation/Recommendation Statement on
Schedule 14D-9.

    If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's Share certificates are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFER TO PURCHASE) IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

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    WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR
ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The offer price is $10.25 per Share net to the seller in cash, without interest.

        2.  The Offer is being made for all outstanding Shares.

        3. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of February 7, 2002 (the "Merger Agreement"), among SHL, the Purchaser and Raytel pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Raytel, with Raytel surviving the merger as a subsidiary of SHL (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by SHL, the Purchaser or Raytel or any subsidiary of SHL or Raytel or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest thereon, as set forth in the Merger Agreement and described in the Offer to Purchase.

        4. The Board of Directors of Raytel (the "Raytel Board"), upon the unanimous recommendation of a special committee of the Raytel Board, has unanimously (A) approved and adopted the Merger Agreement, the Offer and the Merger and the Transactions (as defined in the Merger Agreement),
    (B) determined that the terms of the Offer, the Merger and the other Transactions are fair to, and in the best interests of, Raytel and its stockholders and (C) recommended that the holders of Raytel common stock accept the Offer and tender their shares of Raytel common stock pursuant to the Offer.

        5. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 21, 2002 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

        6. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares that would represent at least a majority of the total number of outstanding Shares on a fully diluted basis.

        7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the last page hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Alpine Fiduciary Services, Inc. (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of

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Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) and
(c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort the Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by CIBC World Markets Corp., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                           RAYTEL MEDICAL CORPORATION
                                       BY
                       SHL TELEMEDICINE ACQUISITION CORP.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                             SHL TELEMEDICINE LTD.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of SHL TeleMedicine Acquisition Corp., a Delaware corporation (the "Purchaser"), dated February 22, 2002 (as amended and supplemented from time to time, the "Offer to Purchase") and the related Letter of Transmittal relating to the offer to purchase by Purchaser all the outstanding shares of common stock, par value $0.001 per share, of Raytel Medical Corporation, a Delaware corporation ("Raytel"), including the associated rights to purchase the Series A Preferred Stock issued pursuant to the Rights Agreement, dated as of August 14, 1998, by and between Raytel and BankBoston, N.A., as Rights Agent.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

                                                                            --------------------------
Number of Shares to be Tendered:
                                                                            --------------- Shares*
                                                                            --------------------------

                                   SIGN HERE

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Signature(s)

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Please Type or Print Name(s)

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Type or Print Address(es)

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Area Code and Telephone No.

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Taxpayer Identification or Social Security No.

Dated:
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*   Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.